Exhibit 10.10
CONTRACT FOR CONSULTING SERVICE
APPEARS NOW
     PARTY OF THE FIRST PART: Firstbank Puerto Rico, (hereinafter “the Bank”) represented by Mr. Luis Beauchamp in his capacity as Senior Executive Vice President, and
     PARTY OF THE OTHER PART: FERNANDO L. BATLLE, of legal age, married and a resident of San Juan, Puerto Rico (hereinafter BATLLE).
WITNESSTH
     A. BATLLE concluded his employment relationship with the Bank on April 28, 2005, where he served as Executive Vice President. During the course of his service to the Bank, BATLLE acquired intimate knowledge about the policies, styles, processes and strategic goals of the Bank and its parent company and its sister companies and affiliates (the Corporations), as well as developing a expertise in the financial and banking business of Puerto Rico.
     B. BATLLE has indicated his availability in establishing a new relationship with the Bank to provide professional consulting services as an independent contractor.
     C. The Bank understands that the consulting services offered by BATLLE as an independent contractor can be of great benefit to it, subject to the conditions specified herein.
AGREEMENTS
1. CONSULTING SERVICES:
     BATLLE will provide services to the Bank as a Consultant regarding financial and banking matters, or other businesses or corporations related to the Bank, or provide assistance and cooperation with respect to any lawsuit, claim or dispute, or investigation regarding issues with respect to which he has knowledge or which were the responsibility of the Consultant while he was an employee of the Bank or the Corporations; including conferences with representatives or lawyers of the Bank or the Corporations and in the preparation for depositions and hearings.

2. INDEPENDENT CONTRACTOR:
     BATLLE acknowledges that any service provided to the Bank under this contract will be as an independent contractor and that his relationship with the Bank will not be one of employment, nor of an agent and principal, and that neither BATLLE nor his employees act as representatives or agents of the Bank. As an independent contractor, BATLLE is responsible for paying all necessary expenses for the fulfillment of his obligations as a consultant, including the payment of salaries and benefits to his employees, transportation expenses, office expenses and others, and that he assumes the risk of making a profit or incurring a loss in his business as a Consultant. The reasonable extraordinary expenses in which BATLLE incurs, on trips taken at the request of the Bank outside of Puerto Rico, will be reimbursed upon presentation of receipts. Also, BATLLE acknowledges, that he is not a partner, nor a co-employer, nor is he entering into a joint venture with the Bank in his consulting business.
3. TERM OF THE CONTRACT.
     This contract will be in effect for the term of one (1) year commencing on May 1, 2005 and ending in April 30, 2006.
4. COMPENSATION.
     For his professional consulting services as an independent contractor, BATLLE will receive a monthly fee of $4,166.00 during the term of the contract. This will give the Bank the right to use the services of BATLLE for a maximum of 22 hours per month, for a maximum of 250 hours per year. As an independent contractor, BATLLE is responsible for paying any taxes with respect to fees paid pursuant to this contract and for submitting all reports required by law. The Bank will withhold the amount prescribed by law with respect to the payment of fees to independent contractors. BATLLE acknowledges that as an independent contractor, he has no right to any of the benefits the Bank provides to its employees, including a pension or retirement plan. BATLLE acknowledges and agrees that he maintain in effect and will pay any and every governmental policy or insurance applicable to him and his employees, such as the State Insurance Fund, Social Security, the Bureau of Employment Security and others.
5. RIGHT TO TERMINATE THE CONTRACT.
     Any of the parties can terminate this contract at any time prior to its normal expiration, by giving to the other party thirty (30) days prior notice. If the Bank gives notice, BATLLE will receive the balance of the fees due up until the normal termination date of the contract pursuant to Section 4. If BATLLE provides notice of termination, he will receive the balance of the fees due up until the normal termination date of the contract pursuant to Section 4, so long as this contract has been in effect for at least thirty (30) calendar days from the date of execution. In both instances, the payment of the balance of the fees will be paid in a lump sum, no later than five (5) calendar days after the effective termination date of the contract.
6. CONFIDENTIALITY.
     BATLLE acknowledges that given the essential confidential nature of his position and of his functions and duties, he will have knowledge of information, issues, plans and strategies and methodology of the Bank at the highest level, such as important progresses and other proprietary information, or secret or confidential information of the Bank. Accordingly, BATLLE agrees not to divulge or utilize said information during or after the terms of this Contract for his benefit or for the benefit of third parties.
7. AGREEMENT NOT TO COMPETE DURING THE TERM OF THE CONTRACT.
     As consideration and for having entered into this Contract with BATLLE, including especially the fees that are provided in Section 4 herein, BATLLE expressly agrees that during the term of this Contract, that he, be it personally or through a partnership, company or corporation or other legal entity, shall not be employed by or render consultancy services in the banking or financial area in which the Bank or any of its Corporations have business, to any competitor of the Bank or its Corporations.
     Furthermore, BATLLE agrees that during the term of this Contract, he shall not compete, in his own right or through a partnership, company or corporation, or by any other means with the Bank or the Corporations.
     Additionally, BATLLE agrees that, due to the difficulty in determining the damages for the violation of the agreements under this Article, he hereby consents that a court of competent jurisdiction may order any remedy in equity by means of an order of restriction, “injunction”, or other similar remedy, to put into effect these dispositions.
     The restrictions that this paragraph refers to apply to Puerto Rico.
8. APPLICABLE LAW.
     This Contract shall be governed by the laws of the Commonwealth of Puerto Rico, except as these laws have been preempted by a law, regulation or federal order and that may be applicable to the Bank and/or BATLLE, in which case, said federal law, order or regulation shall apply.
9. ARBITRATION.
     Any dispute of the interpretation, validity, fulfillment or premature termination of this Contract that has not been resolved by the parties, shall be submitted to compulsory arbitration in the city of San Juan, Puerto Rico, in accordance with the rules of the American Arbitration Association. The parties shall choose an arbitrator who shall preside over and resolve the dispute in accordance with said rules. The judgment entered shall be in accordance with the laws. The party that is interested in arbitration shall notify the other party, no later than ten (10) days after the controversy arises. Arbitration costs, including the arbitrator’s fees, shall be paid in equal parts, by BATLLE and the Bank. Each party will pay the fees of its own attorney and the expenses of preparation and presentation of its evidence.
10. COMPLIANCE WITH THE LAW.
     BATLLE agrees that in rendering the professional consulting services, he will abide by what is required by the laws and regulations that are applicable.
11. CONFLICT OF INTEREST.
     BATLLE agrees that he will notify the Bank of any circumstance in which his consulting business or other businesses or investments or personal life, could create a conflict of interests with the Bank or the Corporations. In the case that a conflict of interests arises, or any claim or lawsuit between BATLLE and the Bank or the Corporations, such shall be a just cause under Section 5 for the Bank to leave without effect this Contract before the normal termination date.
12. GENERAL DISPOSITIONS.
     A. MODIFICATIONS
     No modification or amendment to any of the terms or conditions of this Contract shall be effective unless that it shall be agreed upon by the parties in writing.
     B. SEVERABILITY
     If any of the dispositions of this Contract are declared null or void by a court or tribunal with jurisdiction, the rest of the terms and dispositions shall continue to be effective.
     C. TOTAL AGREEMENT
     This Contract and its appendixes include the complete Agreement between the parties and shall leave without effect any other proposal, negotiation, representation, conversations or discussions between the parties before its execution, with respect to the consulting services herein described.
     D. VOLUNTARY CONDITIONS
     Both parties have had the opportunity to consult their respective attorneys and consultants before entering into this Contract and express that the same is written to their satisfaction and is entered into freely and voluntarily.
     IN WITNESS WHEREOF, the parties sign this Contract, in original duplicate, this 28th day of April 2005 in San Juan, Puerto Rico.

FIRSTBANK PUERTO RICO

By: /s/ Luis Beauchamp	/s/ Fernando L. Batlle

Luis Beauchamp	Fernando L. Batlle

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